Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Maximillian Marcy Investor Relations Contact 651-236-5062

NEWS	For Immediate Release	March 26, 2014

H.B. Fuller Reports First Quarter 2014 Results

First Quarter Adjusted Diluted EPS $0.491;

First Quarter Diluted EPS $0.28

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the first quarter that ended March 1, 2014.

Items of Note for the First Quarter of 2014:

•	Organic revenue increased by 2 percent compared to the prior year;

•	Organic revenue increased 17 percent in Construction Products and 11 percent in Asia Pacific compared to prior year;

•	Adjusted segment operating income[1] increased 5 percent versus prior year;

•	Selling, General and Administrative (SG&A) expenses were tightly controlled, about 1 percent, or 40 basis points as a percentage of net revenue, lower than the prior year’s first quarter;

•	Adjusted diluted EPS of $0.49[1] was unchanged versus last year;

•	On track to substantially complete business integration by the end of the third quarter 2014;

•	Project ONE remains on time and on budget.

First Quarter 2014 Results:

Net income for the first quarter of 2014 was $14.6 million, or $0.28 per diluted share, versus net income of $20.7 million, or $0.41 per diluted share, in last year’s first quarter. Adjusted diluted earnings per share in the first quarter of 2014 were $0.491, unchanged versus the prior year’s adjusted result of $0.491.

Net revenue for the first quarter of 2014 was $486.0 million, up 1.3 percent versus the first quarter of 2013. Higher volume positively impacted net revenue growth by 2.0 percentage points, while foreign currency translation negatively impacted net revenue growth by 0.7 percentage points. Organic revenue grew by 2.0 percent year-over-year.

Adjusted gross profit margin1 was essentially unchanged versus the prior year’s result. Selling, General and Administrative (SG&A) expense was down by 1 percent, or 40 basis points as a percentage of net revenue, versus the prior year’s first quarter.

“During the first quarter, we hit a number of key milestones on our transformation programs and we remain on track toward hitting our goal of 15 percent EBITDA margin in 2015, while still delivering the expected level of EPS during this quarter,” said Jim Owens, H.B. Fuller president and chief executive officer. “Organic revenue growth of 2 percent was below last quarter’s results with strong revenue in Asia and Construction Products offset by weak revenue in Europe and slower than expected organic sales growth in the Americas through December, January and February. We are pleased with our ability to adapt and deliver bottom line results in the quarter as we manage significant internal projects and numerous external factors.”

Balance Sheet and Cash Flow:

At the end of the first quarter of 2014, the Company had cash totaling $113 million and total debt of $534 million. This compares to fourth quarter 2013 levels of $155 million and $493 million, respectively. Sequentially, net debt was up by $83 million primarily due to normal seasonal cash flow requirements and the business integration project outlays. Cash flow from operations was negative $17 million in the first quarter, inline with normal seasonal patterns. Capital expenditures were $51 million in the first quarter, with the bulk of this spending related to the Company’s ongoing business integration activities and to support Project ONE.

Business Integration and Special Charges:

We have been working on a comprehensive business integration project since March of 2012 to fully assimilate the Forbo industrial adhesives business and to improve the operating performance of our legacy EIMEA operating segment. At the inception of the project we estimated the total costs associated with this project to be $1252 million. We currently expect our total project costs will exceed the estimates by an immaterial amount, primarily due to delays in completing the European portion of the project. The summary below lays out the estimated project costs, the costs expensed in the current quarter and the total costs incurred to date.

$ Millions	Original Estimate of Costs	Q1 2014	Since Inception
Acquisition and transformation	35	2	36
Workforce Reduction	46	2	40
Facility Exit	17	4	17
Other	17	3	13

Total cash costs	115	11	106
Total non-cash costs	10	1	11

Fiscal 2014 Outlook:

We are maintaining 2014 fiscal year guidance as provided in January of this year in the prior quarter’s earnings release.

Conference Call:

The Company will host an investor conference call to discuss first quarter 2014 results on Thursday, March 27, 2014, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding segment operating income, adjusted diluted earnings per share and earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About H.B. Fuller Company:

For over 125 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. Recognized for unmatched technical support and innovation, H.B. Fuller brings knowledge and expertise to help its customers find precisely the right formulation for the right performance. With fiscal 2013 net revenue of over $2 billion, H.B. Fuller serves customers in packaging, hygiene, general assembly, electronic materials and assembly, paper converting, woodworking, construction, automotive and consumer businesses. For more information, visit us at www.hbfuller.com and subscribe to our blog.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company’s ability to effectively integrate and operate acquired businesses; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-K filing for the fiscal year ended November 30, 2013. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended	Percent of	13 Weeks Ended	Percent of
	March 1, 2014	Net Revenue	March 2, 2013	Net Revenue
Net revenue	$485,981	100.0%	$479,842	100.0%
Cost of sales	(352,936)	(72.6%)	(346,466)	(72.2%)

Gross profit	133,045	27.4%	133,376	27.8%
Selling, general and administrative expenses	(96,799)	(19.9%)	(97,640)	(20.3%)
Special charges, net	(11,734)	(2.4%)	(5,333)	(1.1%)
Other income (expense), net	(1,050)	(0.2%)	378	0.1%
Interest expense	(4,126)	(0.8%)	(5,327)	(1.1%)

Income before income taxes and income from equity method investments	19,336	4.0%	25,454	5.3%
Income taxes	(6,541)	(1.3%)	(7,120)	(1.5%)
Income from equity method investments	1,854	0.4%	2,440	0.5%

Net income including non-controlling interests	14,649	3.0%	20,774	4.3%
Net income attributable to non-controlling interests	(78)	(0.0%)	(97)	(0.0%)

Net income attributable to H.B. Fuller	$14,571	3.0%	$20,677	4.3%

Basic income per common share attributable to H.B. Fuller	$0.29		$0.42

Diluted income per common share attributable to H.B. Fuller	$0.28		$0.41

Weighted-average common shares outstanding:
Basic	49,910		49,817
Diluted	51,255		51,027
Dividends declared per common share	$0.100		$0.085

Selected Balance Sheet Information (subject to change prior to filing of the Company’s Quarterly Report on Form 10-Q)

	March 1, 2014	November 30, 2013	March 2, 2013
Cash & cash equivalents	$113,047	$155,121	$163,131
Trade accounts receivable, net	327,314	331,125	308,343
Inventories	260,763	221,537	229,442
Trade payables	208,099	201,575	167,926
Total assets	1,909,107	1,873,028	1,765,410
Total debt	533,697	492,904	510,981

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	13 Weeks Ended	13 Weeks Ended
	March 1, 2014	March 2, 2013
Net Revenue:
Americas Adhesives	$209,666	$207,731
EIMEA	171,559	177,501
Asia Pacific	65,047	60,579
Construction Products	39,709	34,031

Total H.B. Fuller	$485,981	$479,842

Segment Operating Income:[3]
Americas Adhesives	$25,206	$25,925
EIMEA	8,440	6,473
Asia Pacific	1,788	1,974
Construction Products	812	1,364

Total H.B. Fuller	$36,246	$35,736

Depreciation Expense:
Americas Adhesives	$3,800	$3,955
EIMEA	3,255	3,711
Asia Pacific	1,261	1,246
Construction Products	848	832

Total H.B. Fuller	$9,164	$9,744

Amortization Expense:
Americas Adhesives	$1,391	$1,245
EIMEA	1,936	1,865
Asia Pacific	495	473
Construction Products	1,953	1,924

Total H.B. Fuller	$5,775	$5,507

EBITDA:[4]
Americas Adhesives	$30,397	$31,125
EIMEA	13,631	12,049
Asia Pacific	3,544	3,693
Construction Products	3,613	4,120

Total H.B. Fuller	$51,185	$50,987

Segment Operating Margin:[5]
Americas Adhesives	12.0%	12.5%
EIMEA	4.9%	3.6%
Asia Pacific	2.7%	3.3%
Construction Products	2.0%	4.0%

Total H.B. Fuller	7.5%	7.4%

EBITDA Margin:[4]
Americas Adhesives	14.5%	15.0%
EIMEA	7.9%	6.8%
Asia Pacific	5.4%	6.1%
Construction Products	9.1%	12.1%

Total H.B. Fuller	10.5%	10.6%

Net Revenue Growth:
Americas Adhesives	0.9%
EIMEA	(3.3%)
Asia Pacific	7.4%
Construction Products	16.7%

Total H.B. Fuller	1.3%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

NET REVENUE GROWTH

(unaudited)

13 Weeks Ended March 1, 2014

	Americas Adhesives	EIMEA	Asia Pacific	Construction Products	Total HBF
Price	(0.6%)	0.8%	1.4%	(2.5%)	0.0%
Volume	2.1%	(4.0%)	9.4%	19.2%	2.0%

Organic Growth	1.5%	(3.2%)	10.8%	16.7%	2.0%
F/X	(0.6%)	(0.1%)	(3.4%)	0.0%	(0.7%)

	0.9%	(3.3%)	7.4%	16.7%	1.3%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended	13 Weeks Ended
	March 1, 2014	March 2, 2013
Net income including non-controlling interests	$14,649	$20,774
Income from equity method investments	(1,854)	(2,440)
Income taxes	6,541	7,120
Interest expense	4,126	5,327
Other income (expense), net	1,050	(378)
Special charges	11,734	5,333

Segment operating income[3]	36,246	35,736
Depreciation expense	9,164	9,744
Amortization expense	5,775	5,507

EBITDA[4]	$51,185	$50,987
EBITDA margin[4]	10.5%	10.6%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended	13 Weeks Ended
	March 1, 2014	March 2, 2013
Net revenue	$485,981	$479,842
Cost of sales	(352,936)	(346,466)

Gross profit	133,045	133,376
Selling, general and administrative expenses	(96,799)	(97,640)

Segment operating income[3]	36,246	35,736
Depreciation expense	9,164	9,744
Amortization expense	5,775	5,507

EBITDA[4]	$51,185	$50,987
EBITDA margin[4]	10.5%	10.6%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

				Adjusted
		13 Weeks Ended		13 Weeks Ended
		March 1, 2014	Adjustments	March 1, 2014
Net revenue		$485,981	$—	$485,981
Cost of sales		(352,936)	(1,340)	(351,596)

Gross profit		133,045	(1,340)	134,385
Selling, general and administrative expenses		(96,799)	—	(96,799)
Acquisition and transformation related costs	(1,708)
Workforce reduction costs	(2,059)
Facility exit costs	(5,126)
Other related costs	(2,841)

Special charges, net		(11,734)	(11,734)	—
Other income (expense), net		(1,050)	—	(1,050)
Interest expense		(4,126)	—	(4,126)

Income before income taxes and income from equity method investments		19,336	(13,074)	32,410
Income taxes		(6,541)	2,618	(9,159)
Income from equity method investments		1,854	—	1,854

Net income including non-controlling interests		14,649	(10,456)	25,105
Net income attributable to non-controlling interests		(78)	—	(78)

Net income attributable to H.B. Fuller		$14,571	$(10,456)	$25,027

Basic income (loss) per common share attributable to H.B. Fuller		$0.29	$(0.21)	$0.50

Diluted income (loss) per common share attributable to H.B. Fuller[a]		$0.28	$(0.20)	$0.49 [1]

Weighted-average common shares outstanding:
Basic		49,910	49,910	49,910
Diluted		51,255	51,255	51,255

a	Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

				Adjusted
		13 Weeks Ended		13 Weeks Ended
		March 2, 2013	Adjustments	March 2, 2013
Net revenue		$479,842	$—	$479,842
Cost of sales		(346,466)	—	(346,466)

Gross profit		133,376	—	133,376
Selling, general and administrative expenses		(97,640)		(97,640)
Acquisition and transformation related costs	(2,282)
Workforce reduction costs	(484)
Facility exit costs	(1,789)
Other related costs	(778)

Special charges, net		(5,333)	(5,333)	—
Other income (expense), net		378	—	378
Interest expense		(5,327)	—	(5,327)

Income before income taxes and income from equity method investments		25,454	(5,333)	30,787
Income taxes		(7,120)	1,099	(8,219)
Income from equity method investments		2,440	—	2,440

Net income including non-controlling interests		20,774	(4,234)	25,008
Net income attributable to non-controlling interests		(97)	—	(97)

Net income attributable to H.B. Fuller		$20,677	$(4,234)	$24,911

Basic income (loss) per common share attributable to H.B. Fuller		$0.42	$(0.08)	$0.50

Diluted income (loss) per common share attributable to H.B. Fuller		$0.41	$(0.08)	$0.49 [1]

Weighted-average common shares outstanding:
Basic		49,817	49,817	49,817
Diluted		51,027	51,027	51,027

[1]	Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure and excludes the following items. During the first quarter of 2014, the Company recorded a negative impact on the gross profit margin line of the income statement as the result of business integration costs not classified as special charges. On a pre-tax basis, these costs amounted to $1.3 million ($0.02 per diluted share). First quarters of 2014 and 2013 exclude special charges associated with two previously announced events: the EIMEA business transformation project and the expenses associated with the Forbo acquisition integration project, which have been combined and are now referred to as the “business integration”. Special charges, net amounted to $11.7 million and $5.3 million on a pre-tax basis ($0.18 and $0.08 per diluted share) in Q1 2014 and Q1 2013, respectively.
[2]	The original cost estimate for special charges was $121 million. During the third and fourth quarters of 2013, the Company revised the estimate upward to $125 million to reflect higher non-cash items and a revision of the total spend in each of the categories.
[3]	Segment operating income is defined as gross profit less SG&A expense. Items that are reported on the special charges line of the income statement are excluded from the segment operating income calculation. In Q1 2014 and Q1 2013, special charges, net totaled $11.7 million and $5.3 million, respectively.
[4]	EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. On a segment basis it is defined as operating income, plus depreciation expense, plus amortization expense. EBITDA margin is defined as EBITDA divided by net revenue.
[5]	Segment operating margin is a non-GAAP financial measure defined as gross profit, less SG&A expense, divided by net revenue.